     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2001
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                             PETROCORP INCORPORATED
             (Exact name of Registrant as specified in its charter)

            TEXAS                                     76-0380430
  (State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)               Identification Number)

           6733 SOUTH YALE                              74136
           TULSA, OKLAHOMA                            (Zip Code)
(Address of Principal Executive Offices)

   SOUTHERN MINERAL CORPORATION 1995 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

                    SOUTHERN MINERAL 1996 STOCK OPTION PLAN

                    SOUTHERN MINERAL 1997 STOCK OPTION PLAN

   SOUTHERN MINERAL CORPORATION 1997 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

           OPTION AGREEMENT WITH STEVEN MIKEL DATED DECEMBER 31, 1994

                           (Full title of the plans)


                              GARY R. CHRISTOPHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                7633 SOUTH YALE
                             TULSA, OKLAHOMA 74136
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                With Copies to:

                               TAMARA R. WAGMAN
                           FREDERIC DORWART, LAWYERS
                                 OLD CITY HALL
                               124 E. 4TH STREET
                             TULSA, OKLAHOMA 74103
                                (918) 583-9958

                             ______________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
                TITLE OF SECURITIES                    AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                  TO BE REGISTERED                      REGISTERED       PER SHARE             PRICE              FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value.......................        330,393             $10.38            3,429,479           $858
==========================================================================================================================

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended based on the average of the high and low sale prices per share of PetroCorp common stock on AMEX on June 5, 2001.

                             ______________________

================================================================================

                             INTRODUCTORY STATEMENT

  On June 6, 2001, Southern Mineral Corporation merged into PetroCorp Acquisition Company, a wholly owned subsidiary of PetroCorp Incorporated. Pursuant to the merger agreement, PetroCorp Incorporated assumed the stock option plans of Southern Mineral, and each unexpired and unexercised outstanding option to purchase Southern Mineral common stock was automatically converted into an option to purchase that number of shares of PetroCorp common stock obtained by multiplying the number of shares of Southern Mineral common stock issuable upon exercise of such option by .471, at an exercise price per share of PetroCorp common stock equal to the per share exercise price of such Southern Mineral stock option divided by .471.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by PetroCorp or Southern Mineral prior to the merger with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

(a) PetroCorp's Annual Report on Form 10-K/A filed with the Commission on March 27, 2001 for the fiscal year ended December 31, 2000;

(b) PetroCorp's Quarterly Report on Form 10-Q filed with the Commission on May 9, 2001 for the quarterly period ended March 31, 2001;

(c) The description of common stock in PetroCorp Incorporated's Registration Statement on Form S-1 (Registration No. 33-36972) initially filed August 26, 1993 and any amendment or report filed for purpose of updating such descriptions; and

(d) PetroCorp's Proxy Statement filed with the Commission on May 29, 2001, relative to the annual meeting of shareholders to be held on June 28, 2001.

          In addition, all documents subsequently filed by PetroCorp pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       PetroCorp's Restated Articles of Incorporation and bylaws provide that the liability of the directors for monetary damages shall be limited to the fullest extent permissible under Texas law. Texas law and PetroCorp's Restated Articles of Incorporation and bylaws provide PetroCorp with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such authority, PetroCorp has purchased insurance against certain costs of indemnification of its officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number  Description of Exhibits
------  -----------------------

 3.1 Amended and Restated Articles of Incorporation of PetroCorp Incorporated. Incorporated by reference to Exhibit 3.2 to the Registration Statement.

 3.2 Amended and Restated Bylaws of PetroCorp Incorporated. Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed August 14, 1996, file no. 000-22650.

 4.1 Statement of Designations, Preferences, Limitations and Relative Rights of Its Series A Junior Participating Preferred Stock Incorporated by reference to Exhibit 3.1 to the Company's Form 8-K, filed November 20, 1998, file no. 001-14459.

 4.2 Rights Agreement dated as of November 12, 1998, between PetroCorp Incorporated and First Union National Bank, as Rights Agent. Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K, filed November 20, 1998, file no. 001-14459.

 4.3 Form of Right Certificate. Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K, filed November 20, 1998, file no. 001-14459.

 4.4 Specimen certificate for shares of Common Stock. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

 4.5 Note Purchase Agreement, dated July 29, 1993, among PetroCorp Incorporated, United States Fidelity and Guaranty Company, Connecticut General Life Insurance Company, Indiana Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance Company Life Insurance Company of Georgia and Life Insurance Company of North America. Incorporated by reference to Exhibit 4.2 to the Registration Statement.

 4.6 Southern Mineral Corporation 1995 Non-Employee Director Compensation Plan (incorporated by reference to Exhibit (k) to the Southern Mineral's annual report on Form 10-K dated December 31, 1994 (Commission File No. 0-8043));

 4.7 1996 Stock Option Plan (incorporated by reference to Exhibit 10.10 to Southern Mineral's Form 10-KSB dated December 31, 1995 (Commission File No. 0-8043)).

 4.8 1997 Stock Option Plan (incorporated by reference to Southern Mineral's Form S-8, filed April 28, 1998, Registration No. 333-512 (Commission File No. 333-420450)).

 4.9 1997 Non-Employee Director Compensation Plan (incorporated by reference to Southern Mineral's Form S-8, filed April 28, Registration No. 333-512 (Commission File No. 333-26001).

 4.10 Stock Option Agreement made as of December 31, 1994 between Southern Mineral Corporation and Steven H. Mikel (incorporated by reference to Exhibit (h) to the Company's annual report on Form 10-K for year ended December 31, 1994 (Commission File No. 0-8043)).

 5.1* Opinion of Frederic Dorwart, Lawyers regarding the legality of the securities.

23.1*   Consent of PricewaterhouseCoopers LLP.

23.2*   Consent of Huddleston & Co., Inc.

24.1*   Powers of Attorney (included on signature page)
_____________
*filed herewith

ITEM 9.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 6, 2001.

                              PETROCORP INCORPORATED



                              By: /s/ Gary R. Christopher
                                  ----------------------------------------------
                                  Gary R. Christopher, President &
                                  Chief Executive Officer

      The undersigned directors and officers of PetroCorp hereby constitute and appoint Gary R. Christoper and Steve R. Berlin with full power to act without the other and with full power of substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on June 6, 2001.




      Signature                     Title                          Date
      ---------                     -----                          ----


/s/ Gary R. Christopher         President, Chief Executive       June 6, 2001
----------------------------     Officer and Director
    Gary R. Christopher

/s/ Steven R. Berlin            Chief Financial Officer,         June 6, 2001
----------------------------     Secretary and Treasurer
    Steven R. Berlin

/s/ Steven E. Amos              Corporate Controller             June 6, 2001
----------------------------
    Steven E. Amos

                                Director                         June 6, 2001
----------------------------
    Thomas N. Amonett

/s/ Mark W. Files               Director                         June 6, 2001
----------------------------
    Mark W. Files

      Signature                     Title                          Date
      ---------                     -----                          ----

/s/ W. Neil McBean              Director                        June 6, 2001
----------------------------
    W. Neil McBean

/s/ Stephen M. McGrath          Director                        June 6, 2001
----------------------------
    Stephen M. McGrath

                                Director                        June 6, 2001
----------------------------
    Lealon L. Sargent

                                Director                        June 6, 2001
----------------------------
    Robert C. Thomas

                               INDEX TO EXHIBITS


Exhibit
Number    Description of Exhibits
------    -----------------------

 3.3 Amended and Restated Articles of Incorporation of PetroCorp Incorporated. Incorporated by reference to Exhibit 3.2 to the Registration Statement.

 3.4 Amended and Restated Bylaws of PetroCorp Incorporated. Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, filed August 14, 1996, file no. 000-22650.

 4.1 Statement of Designations, Preferences, Limitations and Relative Rights of Its Series A Junior Participating Preferred Stock Incorporated by reference to Exhibit 3.1 to the Company's Form 8-K, filed November 20, 1998, file no. 001-14459.

 4.2 Rights Agreement dated as of November 12, 1998, between PetroCorp Incorporated and First Union National Bank, as Rights Agent. Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K, filed November 20, 1998, file no. 001-14459.

 4.3 Form of Right Certificate. Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K, filed November 20, 1998, file no. 001-14459.

 4.4 Specimen certificate for shares of Common Stock. Incorporated by reference to Exhibit 4.1 to the Registration Statement.

 4.5 Note Purchase Agreement, dated July 29, 1993, among PetroCorp Incorporated, United States Fidelity and Guaranty Company, Connecticut General Life Insurance Company, Indiana Insurance Company, Security Life of Denver Insurance Company, Southland Life Insurance Company Life Insurance Company of Georgia and Life Insurance Company of North America. Incorporated by reference to Exhibit 4.2 to the Registration Statement.

 4.6 Southern Mineral Corporation 1995 Non-Employee Director Compensation Plan (incorporated by reference to Exhibit (k) to the Southern Mineral's annual report on Form 10-K dated December 31, 1994 (Commission File No. 0-8043));

 4.7 1996 Stock Option Plan (incorporated by reference to Exhibit 10.10 to Southern Mineral's Form 10-KSB dated December 31, 1995 (Commission File No. 0-8043)).

 4.8 1997 Stock Option Plan (incorporated by reference to Southern Mineral's Form S-8, filed April 28, 1998, Registration No. 333-512 (Commission File No. 333-420450)).

 4.9 1997 Non-Employee Director Compensation Plan (incorporated by reference to Southern Mineral's Form S-8, filed April 28, Registration No. 333-512 (Commission File No. 333-26001).

 4.10 Stock Option Agreement made as of December 31, 1994 between Southern Mineral Corporation and Steven H. Mikel (incorporated by reference to Exhibit (h) to the Company's annual report on Form 10-K for year ended December 31, 1994 (Commission File No. 0-8043)).

 5.1* Opinion of Frederic Dorwart, Lawyers regarding the legality of the securities.

23.1*     Consent of PricewaterhouseCoopers LLP.

23.2*     Consent of Huddleston & Co., Inc.

24.1*     Powers of Attorney (included on signature page)

---------------
*filed herewith